Exhibit 99.1
PROLOGIS REPORTS SECOND QUARTER 2008 RESULTS
— First Half FFO Results Up from 2007 —
— Company Confirms Full-year 2008 Guidance —
Tokyo, Japan — July 24, 2008 — ProLogis (NYSE: PLD), the world’s largest owner, manager and developer of distribution facilities, today reported funds from operations as defined by ProLogis (FFO) for the quarter ended June 30, 2008, of $1.06 per diluted share, down from $1.16 in 2007. Growth in income from the company’s Investment Management business was offset by lower CDFS gains, as well as a reduced level of property income due to disposition activity in the second quarter of 2007. Net earnings per diluted share for the quarter were $0.80, compared with $1.50 in 2007. Net earnings in the second quarter of 2007 included approximately $0.56 of gains associated with the disposition of non-CDFS properties, which are not included in FFO, compared with $0.02 of similar gains during the same period in 2008.
For the six months ended June 30, 2008, FFO was $2.44 per diluted share, up from $2.41 in the first six months of 2007. Net earnings per diluted share for the six months ended June 30, 2008, were $1.53, compared with $2.39 in the same period of 2007, primarily due to the non-CDFS gains noted above.
“Our solid results for the second quarter reflect the geographically diversified nature of our global logistics infrastructure platform,” Jeffrey H. Schwartz, ProLogis chairman and chief executive officer, said from Tokyo. “Throughout Asia and Central Europe, growing domestic consumption, exports and the lack of modern distribution space continue to support strong demand. Operating property fundamentals held up well, despite a difficult financial environment, and further signs of moderating demand for industrial space in the United States and the United Kingdom.
“We continue to pursue our disciplined investment strategy, deploying capital in the areas of the world where we see the greatest risk-adjusted returns and the strongest logistics market opportunities. The breadth of our platform allows us to take advantage of these opportunities.”
During the second quarter, the company recognized increases in FFO and fees from its Investment Management business and achieved growth in leased space, rents and net operating income in its same-store pool. “Development margins are moving toward more normalized levels, reflecting our sustainable expectations for the business. New supply and the potential for overbuilding have been significantly reduced by the return to historic margin levels and continued capacity constraints in the debt markets. Ultimately, we believe these factors will result in healthier market conditions, and those companies with access to capital will be well positioned to capture opportunities,” Schwartz added.
Company Confirms 2008 Guidance
The company confirms its guidance for 2008 FFO of $4.65 to $4.85 per share and net earnings of $3.15 to $3.35 per share. In addition, the company stated that it slightly exceeded its prior expectations for first half 2008 profitability primarily due to the recognition of certain CDFS gains, which had originally been anticipated in the third quarter, as well as lower losses related to the company’s share of remeasurement and settlement losses on interest rate derivative contracts entered into by ProLogis’ unconsolidated property funds. As a result, the company now anticipates that approximately 47 to 49 percent of full-year FFO per share will be recognized in the second half of the year, with roughly two-thirds of that amount being recognized in the fourth quarter, due to a larger expected volume of CDFS contributions. The weighting of earnings per share is expected to be similar to the distribution of FFO per share for the remaining quarters.

Continued Strength in International Demand
The company noted that global trade continues to be relatively strong, particularly throughout Asia, driving demand for distribution space in key global logistics markets. “Our concentration of existing facilities and land positions near major seaports, inland ports and rail-served locations allows us to address this demand and drives our development business,” said Ted R. Antenucci, ProLogis president and chief investment officer. “While there is a greater degree of market uncertainty in the United States and the United Kingdom, over 87 percent of our development starts year to date are in markets outside these countries.”
ProLogis began construction of $1.01 billion of new development during the second quarter, including development within its retail and mixed-use and industrial joint ventures, bringing the company’s total CDFS asset pipeline to $8.65 billion at June 30, 2008. Of this amount, total expected investment in projects currently under construction is $4.47 billion, while the space associated with the remaining $4.18 billion of completed developments and repositioned properties was 55.1 percent leased at quarter end based on expected investment, up from 53.7 percent at March 31, 2008.
During the quarter, the company signed approximately 34.3 million square feet of leases worldwide, bringing the total for the first half of the year to 60.8 million square feet. Of that total, 14.6 million square feet were new CDFS leases, including second quarter transactions with repeat customers such as: Amazon.com in Las Vegas, Nippon Express in Nagoya, Volkswagen in Beijing and Schenker in Paris.
Overall US Markets Impacted by Economic Conditions
“Compared with previous US downturns, industrial supply and demand are better balanced, reflecting a significant decrease in new speculative development activity,” said Walter C. Rakowich, president and chief operating officer. During the second quarter, the company reported that overall net absorption in the top 30 North American logistics markets declined to roughly 10.8 million square feet, and vacancies in these 30 markets increased to 8.5 percent from 7.9 percent at March 31, 2008.
“Our stabilized North American portfolio remains well leased at 94.4 percent. During the second quarter, all of our US development starts were preleased, while we started two inventory projects outside the United States in Toronto and Mexico City — both relatively healthy markets,” said Diane S. Paddison, executive director of global operations.
Selected Financial and Operating Information
•	Increased same-store net operating income in the quarter by 1.6 percent, resulting from 1.3 percent growth in leased space and rent growth on turnovers of 3.1 percent. For the first six months, same-store net operating income increased 2.4 percent, resulting from a 1.6 percent increase in leased space and rent growth on turnovers of 4.7 percent.

•	Maintained strong occupancy in the global stabilized portfolio of 94.2 percent, compared with 94.6 percent at March 31, 2008.

•	Recycled a total of $1.30 billion of capital through contributions and dispositions during the quarter. Of the total, $1.28 billion was from CDFS dispositions, with $79.8 million of that from acquired property portfolios. The remaining $20.5 million was from non-CDFS dispositions. Year-to-date total dispositions were $2.76 billion, with $2.70 billion from CDFS dispositions.

•	Realized FFO from CDFS dispositions of $200.3 million for the quarter. Pre-deferral, post-tax margins for developed and repositioned properties during the second quarter averaged 24.5 percent, while post-tax, post-deferral margins were 19.6 percent.

•	Increased total assets owned and under management to $40.4 billion, up from $36.3 billion at December 31, 2007, a year-to-date increase of 11.3 percent.

•	Grew ProLogis’ share of FFO from property funds to $41.1 million for the quarter, compared with $33.2 million for the second quarter of 2007, an increase of 23.8 percent.

•	Recognized fee income from property funds of $32.6 million, compared with $23.9 million for the second quarter of 2007, an increase of 36.4 percent.
Copies of ProLogis’ second quarter 2008 supplemental information will be available from the company’s website at http://ir.prologis.com. The supplemental information also is available on the SEC’s website at http://www.sec.gov. The related conference call will be available via a live webcast on the company’s website at http://ir.prologis.com at 10:00 a.m. Eastern Time on Thursday, July 24, 2008. A replay of the webcast will be available on the company’s website until September 30, 2008. Additionally, a podcast of the company’s conference call will be available on the company’s website as well as on the REITCafe website located at http://www.REITcafe.com.
About ProLogis
ProLogis is the world’s largest owner, manager and developer of distribution facilities, with operations in 132 markets across North America, Europe and Asia. The company has $40.4 billion of assets owned, managed and under development, comprising 542.3 million square feet (50.4 million square meters) in 2,884 properties as of June 30, 2008. ProLogis’ customers include manufacturers, retailers, transportation companies, third-party logistics providers and other enterprises with large-scale distribution needs. Headquartered in Denver, Colorado, ProLogis employs over 1,500 people worldwide.
The statements above that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which ProLogis operates, management’s beliefs and assumptions made by management, they involve uncertainties that could significantly impact ProLogis’ financial results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to rent and occupancy growth, development activity and changes in sales or contribution volume of developed properties, general conditions in the geographic areas where we operate and the availability of capital in existing or new property funds — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, international, regional and local economic climates, (ii) changes in financial markets, interest rates and foreign currency exchange rates, (iii) increased or unanticipated competition for our properties, (iv) risks associated with acquisitions, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) changes in demand for developed properties, and (viii) those additional factors discussed under “Item 1A —Risk Factors” in ProLogis’ Annual Report on Form 10-K for the year ended December 31, 2007.

Investor Relations	Media	Financial Media
Melissa Marsden	Krista Shepard	Suzanne Dawson
303-567-5622	303-567-5907	Linden Alschuler & Kaplan, Inc
mmarsden@prologis.com	kshepard@prologis.com	212-329-1420
sdawson@lakpr.com

SUPPLEMENTAL INFORMATION
Second Quarter 2008
(Unaudited)
Executive Office Address:
4545 Airport Way
Denver, Colorado 80239
(303) 567-5000

ProLogis
Second Quarter 2008
Unaudited Financial Results
Selected Financial Information
(in thousands, except per share amounts and percentages)

	Three Months Ended June 30,		Six Months Ended June 30,
SUMMARY OF RESULTS	2008	2007	2008	2007

Net earnings attributable to common shares (see Pages 2 and 2a):
Net earnings attributable to common shares	$217,392	$400,104	$411,397	$636,195
Net earnings per share attributable to common shares — diluted	$0.80	$1.50	$1.53	$2.39

FFO:
FFO attributable to common shares (see Pages 3 and 4)	$288,365	$309,905	$657,486	$639,618
FFO per share attributable to common shares — diluted (see Page 3a)	$1.06	$1.16	$2.44	$2.41

Distributions declared per common share (1)	$0.5175	$0.46	$1.035	$0.92

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING METRICS	2008	2007	2008	2007

Same Store (see Page 16):
NOI	+ 1.62%	+ 6.16%	+ 2.43%	+ 5.89%
Rental Rates	+ 3.06%	+ 8.26%	+ 4.65%	+ 7.80%
Average Leasing	+ 1.29%	+ 2.66%	+ 1.58%	+ 2.92%
Total Expected Investment of Development Starts (see Page 19)	$1,013,127	$687,811	$1,942,731	$1,303,411

	June 30,	December 31,
INVESTMENT SUMMARY, as of	2008	2007

Stabilized leased percentage of properties owned and managed (see Page 12)	94.23%	95.56%
Total Book Assets:
Direct investment	$17,782,838	$17,044,308
Our share of total book assets of unconsolidated investees:
Property funds (see Page 10a)	5,773,218	4,773,386
CDFS joint ventures — industrial	219,083	174,654
CDFS joint ventures — retail and other	637,639	572,275
Other unconsolidated investees	151,723	149,299

	6,781,663	5,669,614

Totals	$24,564,501	$22,713,922

Assets Owned and Under Management:
Real estate owned, before depreciation:
Direct investment	$17,105,980	$16,578,845
Assets owned by our unconsolidated investees:
Property funds (see Page 10a)	22,526,252	19,014,272
CDFS joint ventures — industrial	288,213	276,610

Investment in and advances to:
CDFS joint ventures — retail and other	365,419	338,932
Other unconsolidated investees	109,588	106,683
Discontinued operations — net assets held for sale	6,215	19,183

Totals	$40,401,667	$36,334,525

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 1

ProLogis
Second Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues:
Rental income (2)	$262,380	$270,840	$531,090	$527,386
CDFS disposition proceeds:
Developed and repositioned properties	1,136,655	686,715	2,400,068	1,356,653
Acquired property portfolios	79,843	—	163,175	—
Property management and other fees and incentives	32,580	23,937	62,070	45,584
Development management and other income	3,374	6,176	10,531	13,615

Total revenues	1,514,832	987,668	3,166,934	1,943,238

Expenses:
Rental expenses	86,186	75,052	177,159	142,180
Cost of CDFS dispositions:
Developed and repositioned properties	936,610	476,684	1,921,917	915,675
Acquired property portfolios	79,843	—	163,175	—
General and administrative (3)	59,215	48,423	115,687	96,765
Depreciation and amortization	84,866	74,004	162,238	151,973
Other expenses	5,633	15,068	8,103	17,934

Total expenses	1,252,353	689,231	2,548,279	1,324,527

Operating income	262,479	298,437	618,655	618,711

Other income (expense):
Earnings from unconsolidated property funds (4)	36,553	15,804	17,986	34,768
(Losses) earnings from CDFS joint ventures and other unconsolidated investees	(6,878)	1,773	(3,606)	2,317
Interest expense (5)	(84,136)	(90,640)	(169,260)	(179,291)
Interest and other income, net	9,644	9,735	15,260	20,909

Total other income (expense)	(44,817)	(63,328)	(139,620)	(121,297)

Earnings before minority interest	217,662	235,109	479,035	497,414
Minority interest share in loss (income)	4,585	(723)	3,479	(896)

Earnings before certain net gains	222,247	234,386	482,514	496,518
Gains recognized on dispositions of certain non-CDFS business assets (6)	4,662	124,085	4,662	124,085
Foreign currency exchange gains (losses), net	12,095	22,706	(24,606)	9,154

Earnings before income taxes	239,004	381,177	462,570	629,757

Income taxes:
Current income tax expense	12,692	26,645	37,524	44,745
Deferred income tax expense (benefit)	6,236	(9,503)	8,736	(6,182)

Total income taxes	18,928	17,142	46,260	38,563

Earnings from continuing operations	220,076	364,035	416,310	591,194
Discontinued operations (7):
(Loss) income attributable to disposed properties and assets held for sale	(150)	1,069	32	3,050
Gains recognized on dispositions:
Non-CDFS business assets	1,856	27,161	5,669	32,125
CDFS business assets	1,994	14,196	2,124	22,537

Total discontinued operations	3,700	42,426	7,825	57,712

Net earnings	223,776	406,461	424,135	648,906
Less preferred share dividends	6,384	6,357	12,738	12,711

Net earnings attributable to common shares	$217,392	$400,104	$411,397	$636,195

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 2

ProLogis
Second Quarter 2008
Unaudited Financial Results
Consolidated Statements of Earnings
(Continued)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Weighted average common shares outstanding — Basic	262,715	257,086	260,827	255,677
Weighted average common shares outstanding — Diluted	272,317	267,880	270,370	266,723

Net earnings per share attributable to common shares — Basic:
Continuing operations	$0.82	$1.39	$1.55	$2.26
Discontinued operations	0.01	0.17	0.03	0.23

Net earnings per share attributable to common shares — Basic	$0.83	$1.56	$1.58	$2.49

Net earnings per share attributable to common shares — Diluted:
Continuing operations	$0.79	$1.34	$1.50	$2.17
Discontinued operations	0.01	0.16	0.03	0.22

Net earnings per share attributable to common shares — Diluted	$0.80	$1.50	$1.53	$2.39

Calculation of Net Earnings per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Net earnings attributable to common shares — Basic	$217,392	$400,104	$411,397	$636,195
Minority interest (a)	1,087	1,474	2,238	2,462

Adjusted net earnings attributable to common shares — Diluted	$218,479	$401,578	$413,635	$638,657

Weighted average common shares outstanding — Basic	262,715	257,086	260,827	255,677
Incremental weighted average effect of conversion of limited partnership units	5,053	5,108	5,053	5,124
Incremental weighted average effect of potentially dilutive instruments (b)	4,549	5,686	4,490	5,922

Weighted average common shares outstanding — Diluted	272,317	267,880	270,370	266,723

Net earnings per share attributable to common shares — Diluted	$0.80	$1.50	$1.53	$2.39

COMMENTS
(a)	Includes only the minority interest related to the convertible limited partnership units.

(b)	Total weighted average potentially dilutive instruments outstanding were 10,276 and 10,283 for the three months ended June 30, 2008 and 2007, respectively, and 10,453 and 10,557 for the six months ended June 30, 2008 and 2007, respectively. Substantially all were dilutive for all periods.
Supplemental Information Page 2a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Consolidated Statements of Funds From Operations (FFO)
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Revenues:
Rental income	$262,501	$274,751	$531,977	$537,052
CDFS disposition proceeds:
Developed and repositioned properties	1,151,862	792,524	2,415,275	1,529,951
Acquired property portfolios	79,843	—	163,175	—
Property management and other fees and incentives	32,580	23,937	62,070	45,584
Development management and other income	3,374	6,176	10,531	13,615

Total revenues	1,530,160	1,097,388	3,183,028	2,126,202

Expenses:
Rental expenses	86,302	76,653	177,653	145,828
Cost of CDFS dispositions:
Developed and repositioned properties	951,533	568,297	1,936,710	1,068,773
Acquired property portfolios	79,843	—	163,175	—
General and administrative (3)	59,215	48,423	115,687	96,765
Depreciation of corporate assets	4,731	2,585	8,151	5,291
Other expenses	5,633	15,068	8,103	17,934

Total expenses	1,187,257	711,026	2,409,479	1,334,591

	342,903	386,362	773,549	791,611

Other income (expense):
FFO from unconsolidated property funds (4)	41,075	33,249	78,387	63,869
FFO from CDFS joint ventures and other unconsolidated investees	(4,685)	3,920	480	6,056
Interest expense (5)	(84,136)	(90,640)	(169,260)	(179,291)
Interest and other income, net	9,644	9,735	15,260	20,909
Foreign currency exchange losses, net	(1,945)	(2,034)	(3,805)	(8,222)
Current income tax expense	(12,692)	(23,607)	(27,866)	(41,707)

Total other income (expense)	(52,739)	(69,377)	(106,804)	(138,386)

FFO	290,164	316,985	666,745	653,225

Less preferred share dividends	6,384	6,357	12,738	12,711
Less minority interest share in (loss) income	(4,585)	723	(3,479)	896

FFO attributable to common shares	$288,365	$309,905	$657,486	$639,618

Weighted average common shares outstanding — Basic	262,715	257,086	260,827	255,677
Weighted average common shares outstanding — Diluted	272,317	267,880	270,370	266,723

FFO per share attributable to common shares:
Basic	$1.10	$1.21	$2.52	$2.50

Diluted	$1.06	$1.16	$2.44	$2.41

See Consolidated Statements of Earnings on Pages 2 and 2a, the definition of FFO on Page 3a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 3

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Second Quarter 2008
Unaudited Financial Results
Consolidated Statements of FFO (Continued)
Calculation of FFO per Share Attributable to Common Shares — Diluted
(in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

FFO attributable to common shares — Basic	$288,365	$309,905	$657,486	$639,618
Minority interest attributable to convertible limited partnership units	1,087	1,474	2,238	2,462

FFO attributable to common shares — Diluted	$289,452	$311,379	$659,724	$642,080

Weighted average common shares outstanding — Diluted (see Page 2a)	272,317	267,880	270,370	266,723

FFO per share attributable to common shares — Diluted	$1.06	$1.16	$2.44	$2.41

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of FFO
FFO is a non-Generally Accepted Accounting Principles (GAAP) measure that is commonly used in the real estate industry. The most directly comparable GAAP measure to FFO is net earnings. Although the National Association of Real Estate Investment Trusts (NAREIT) has published a definition of FFO, modifications to the NAREIT calculation of FFO are common among REITs, as companies seek to provide financial measures that meaningfully reflect their business. FFO, as we define it, is presented as a supplemental financial measure. FFO is not used by us as, nor should it be considered to be, an alternative to net earnings computed under GAAP as an indicator of our operating performance or as an alternative to cash from operating activities computed under GAAP as an indicator of our ability to fund our cash needs.
FFO is not meant to represent a comprehensive system of financial reporting and does not present, nor do we intend it to present, a complete picture of our financial condition and operating performance. We believe that GAAP net earnings remains the primary measure of performance and that FFO is only meaningful when it is used in conjunction with GAAP net earnings. Further, we believe that our consolidated financial statements, prepared in accordance with GAAP, provide the most meaningful picture of our financial condition and our operating performance.
NAREIT’s FFO measure adjusts GAAP net earnings to exclude historical cost depreciation and gains from the sale of previously depreciated properties. In addition to the NAREIT adjustments, we exclude additional items from GAAP net earnings, although not infrequent or unusual, that are subject to significant fluctuations from period to period that cause both positive and negative effects on our results of operations, in inconsistent and unpredictable directions, such as deferred income tax, current income tax related to the reversal of any acquired tax liabilities in an acquisition, foreign currency exchange gains/losses related to certain debt transactions and gains/losses from remeasurement of certain derivative instruments. We include gains from dispositions of properties acquired or developed in our CDFS business segment in our definition of FFO. We calculate FFO from our unconsolidated investees on the same basis.
We believe our adjustments to GAAP net earnings that are included in arriving at our FFO measure are helpful to management in making real estate investment decisions and evaluating our current operating performance. We believe these adjustments are also helpful to industry analysts, potential investors and shareholders in their understanding and evaluation of our performance on the key measures of net asset value and current operating returns generated on real estate investments. While we believe that our defined FFO measure is an important supplemental measure, neither NAREIT’s nor our measure of FFO should be used alone because they exclude significant economic components of GAAP net earnings and are, therefore, limited as an analytical tool.
Supplemental Information Page 3a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to FFO
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Reconciliation of net earnings to FFO:
Net earnings attributable to common shares	$217,392	$400,104	$411,397	$636,195
Add (deduct) NAREIT defined adjustments:
Real estate related depreciation and amortization	80,135	71,419	154,087	146,682
Adjustments to gains on CDFS dispositions for depreciation	(1,710)	—	(1,710)	(2,337)
Gains recognized on dispositions of certain non-CDFS business assets	(4,662)	(124,085)	(4,662)	(124,085)
Reconciling items attributable to discontinued operations (7):
Gains recognized on dispositions of non-CDFS business assets	(1,856)	(27,161)	(5,669)	(32,125)
Real estate related depreciation and amortization	155	1,241	361	2,968

Total discontinued operations	(1,701)	(25,920)	(5,308)	(29,157)
Our share of reconciling items from unconsolidated investees:
Real estate related depreciation and amortization	33,494	20,368	66,312	39,209
(Gains) adjustments on dispositions of non-CDFS business assets	(111)	11	(165)	(1,888)
Other amortization items	(3,860)	(2,040)	(8,070)	(3,949)

Total unconsolidated investees	29,523	18,339	58,077	33,372

Total NAREIT defined adjustments	101,585	(60,247)	200,484	24,475

Subtotal-NAREIT defined FFO	318,977	339,857	611,881	660,670

Add (deduct) our defined adjustments:
Foreign currency exchange (gains) losses, net	(14,040)	(24,740)	20,801	(17,376)
Current income tax expense (8)	—	3,038	9,658	3,038
Deferred income tax expense (benefit)	6,236	(9,503)	8,736	(6,182)
Our share of reconciling items from unconsolidated investees:
Foreign currency exchange losses (gains), net	943	1,156	1,460	(173)
Unrealized (gains) losses on derivative contracts (4)	(23,817)	—	4,815	—
Deferred income tax expense (benefit)	66	97	135	(359)

Total unconsolidated investees	(22,808)	1,253	6,410	(532)

Total our defined adjustments	(30,612)	(29,952)	45,605	(21,052)

FFO attributable to common shares	$288,365	$309,905	$657,486	$639,618

See Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Page 3 and the definition of FFO on Page 3a.
Footnote references are to Pages 7 through 7a.
Supplemental Information Page 4

ProLogis
Second Quarter 2008
Unaudited Financial Results
Reconciliations of Net Earnings to EBITDA
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Reconciliation of net earnings to EBITDA:
Net earnings attributable to common shares	$217,392	$400,104	$411,397	$636,195
Add (deduct):
NAREIT defined adjustments to compute FFO	101,585	(60,247)	200,484	24,475
Our defined adjustments to compute FFO	(30,612)	(29,952)	45,605	(21,052)
Add:
Interest expense	84,136	90,640	169,260	179,291
Depreciation of corporate assets	4,731	2,585	8,151	5,291
Current income tax expense included in FFO	12,692	23,607	27,866	41,707
Adjustments to CDFS gains on dispositions for interest capitalized	16,134	9,375	32,800	18,145
Preferred share dividends	6,384	6,357	12,738	12,711
Impairment charges	—	12,600	—	12,600
Share of reconciling items from unconsolidated investees	47,131	26,415	87,534	49,977

EBITDA	$459,573	$481,484	$995,835	$959,340

See Consolidated Statements of Earnings on Pages 2 and 2a and the Reconciliations of Net Earnings to FFO on Page 4.
Footnote references are to Pages 7 through 7a.
Definition of EBITDA (Earnings before Interest, Taxes, Depreciation and Amortization):
We use earnings before interest, taxes, depreciation and amortization, preferred dividends, unrealized foreign currency exchange gains/losses, impairment charges and non-CDFS gains, or EBITDA, to measure both our operating performance and liquidity. In addition, we adjust the gains from the contributions and sales of developed properties recognized as CDFS income to reflect these gains as if no interest cost had been capitalized during the development of the properties. EBITDA of our unconsolidated investees is calculated on the same basis. We consider EBITDA to provide investors relevant and useful information because it permits fixed income investors to view income from operations on an unleveraged basis before the effects of non-operating related items.
By excluding interest expense, EBITDA allows investors to measure our operating performance independent of our capital structure and indebtedness and, therefore, allows for a more meaningful comparison of our operating performance between periods and to compare our operating performance to that of other companies. We consider EBITDA to be a useful supplemental measure for reviewing our comparative performance with other companies because, by excluding non-cash depreciation expense, EBITDA can help the investing public compare the performance of a real estate company to that of companies in other industries. As a liquidity measure, we believe that EBITDA helps investors to analyze our ability to meet debt service obligations and to make quarterly distributions.
We use EBITDA when measuring our operating performance and liquidity; specifically when assessing our operating performance, and comparing that performance to other companies, both in the real estate industry and in other industries, and when evaluating our ability to meet debt service obligations and to make quarterly share distributions. We believe investors should consider EBITDA, which has limitations as an analytical tool, in conjunction with net income (the primary measure of our performance) and other GAAP measures of our performance and liquidity, to improve their understanding of our operating results and liquidity, and to make more meaningful comparisons of the performance of our assets between periods and against other companies.
Supplemental Information Page 5

ProLogis
Second Quarter 2008
Unaudited Financial Results
Consolidated Balance Sheets
(in thousands, except per share data)

	June 30,	December 31,
	2008	2007

Assets:
Investments in real estate assets:
Industrial operating properties	$10,986,903	$11,000,079
Retail operating properties	331,497	328,420
Land subject to ground leases and other	453,834	458,782
Properties under development (including cost of land)	2,122,533	1,986,285
Land held for development	2,477,318	2,152,960
Other investments	733,895	652,319

	17,105,980	16,578,845
Less accumulated depreciation	1,469,495	1,368,458

Net investments in real estate assets	15,636,485	15,210,387

Investments in and advances to unconsolidated investees:
Property funds	1,860,473	1,755,113
CDFS joint ventures and other unconsolidated investees	661,328	590,164

Total investments in and advances to unconsolidated investees	2,521,801	2,345,277

Cash and cash equivalents	523,846	399,910
Accounts and notes receivable	349,791	340,039
Other assets	1,434,482	1,408,814
Discontinued operations — assets held for sale (7)	6,368	19,607

Total assets	$20,472,773	$19,724,034

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$2,162,153	$1,955,138
Senior notes and other unsecured debt	4,795,286	4,891,106
Convertible debt	2,881,710	2,332,905
Secured debt and assessment bonds	950,051	1,326,919
Accounts payable and accrued expenses	874,462	933,075
Other liabilities	763,014	769,408
Discontinued operations — assets held for sale (7)	153	424

Total liabilities	12,426,829	12,208,975

Minority interest	115,582	78,661

Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50 per share	100,000	100,000
Series F preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Series G preferred shares at stated liquidation preference of $25 per share	125,000	125,000
Common shares at $.01 par value per share	2,625	2,577
Additional paid-in capital	6,646,669	6,412,473
Accumulated other comprehensive income	401,228	275,322
Retained earnings	529,840	396,026

Total shareholders’ equity	7,930,362	7,436,398

Total liabilities and shareholders’ equity	$20,472,773	$19,724,034

Footnote references are to Pages 7 through 7a.
Supplemental Information Page 6

ProLogis
Second Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements

***	Please also refer to our annual and quarterly financial statements filed with the Securities and Exchange Commission on Forms 10-K and 10-Q for further information on ProLogis and our business. Certain 2007 amounts included in this Supplemental Information package have been reclassified to conform to the 2008 presentation.

(1)	The annual distribution rate for 2008 is $2.07 per common share. The payment of common share distributions is dependent upon our financial condition and operating results and may be adjusted at the discretion of the Board of Trustees during the year.

(2)	In our Consolidated Statements of Earnings, rental income includes the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Rental income	$189,967	$203,904	$392,560	$399,206
Rental expense recoveries	63,474	56,652	122,777	104,933
Straight-lined rents	8,939	10,284	15,753	23,247

	$262,380	$270,840	$531,090	$527,386

(3)	During the first six months of 2008 and 2007, we recorded $4.0 million and $8.0 million, respectively, of employee departure costs. In 2008, these costs relate to the planned retirement of our Chief Operating Officer in January 2009. In 2007, these costs include $5.0 million related to the departure of our Chief Financial Officer in March 2007 and $3.0 million related to other employees.

(4)	The unconsolidated property funds that we manage, and in which we have an equity ownership, may enter into interest rate swap contracts that are designated as cash flow hedges to mitigate interest expense volatility associated with movements of interest rates for future debt issuances.

In 2007, certain of the property funds in North America issued short-term bridge financing to finance their acquisitions of properties from us and third parties. Based on the anticipated refinancing of the bridge financings with long-term debt issuances, certain of these derivative contracts no longer met the requirements for hedge accounting and, therefore, the change in the fair value of these contracts was recorded through earnings, along with the gain or loss on settlement of certain contracts. Included in earnings from unconsolidated property funds, in our Consolidated Statements of Earnings for the three and six months ended June 30, 2008, are gains of $6.6 million and losses of $14.7 million, respectively, representing our share of the remeasurement and settlement gains or losses. When the contracts are settled, we include the realized gain or loss in our calculation of FFO, which amounted to losses of $2.8 million and $5.8 million during the three and six months ended June 30, 2008, respectively.

In Japan, the property funds may enter into swap contracts that fix the interest rate of their variable rate debt. As these contracts did not qualify for hedge accounting, any change in value of these contracts is recognized as an unrealized gain or loss on remeasurement. These contracts have no cash settlement at the end of the contract, and therefore, no impact on FFO. Included in earnings from unconsolidated property funds, in our Consolidated Statements of Earnings, are remeasurement gains of $14.3 million and $4.0 million for the three and six months ended June 30, 2008, respectively, representing our share of the remeasurement gains or losses of these contracts.

(5)	The following table presents the components of interest expense as reflected in our Consolidated Statements of Earnings (in thousands). The increase in interest expense before capitalization is primarily the result of increased debt levels (a function of increased development activities, partially offset by contribution activity) offset by a decrease in our weighted-average borrowing rate. The increase in development activities also accounts for the increased capitalized interest.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Gross interest expense	$120,903	$117,854	$245,046	$232,876
Net premium amortization	(1,958)	(2,592)	(2,550)	(5,687)
Amortization of deferred loan costs	3,040	2,862	5,952	5,291

Interest expense before capitalization	121,985	118,124	248,448	232,480
Less: capitalized amounts	(37,849)	(27,484)	(79,188)	(53,189)

Net interest expense	$84,136	$90,640	$169,260	$179,291

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. APB 14-1 “Accounting for Convertible Debt Instruments that May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)” that requires separate accounting for the debt and equity components of convertible debt. The value assigned to the debt component is the estimated fair value of a similar bond without the conversion feature, which would result in the debt being recorded at a discount. The resulting debt discount would be amortized over the period during which the debt is expected to be outstanding (i.e., through the first optional redemption date) as additional non-cash interest expense. The effective date is January 1, 2009 with the application of the new accounting applied retrospectively to both new and existing convertible instruments, including the notes issued in 2007 and 2008. As a result of the new accounting, beginning in 2009, we will recognize an additional non-cash interest expense of between $64 million and $82 million per annum, prior to the capitalization of interest due to our development activities. Prior periods will be restated for the partial year impact.
Supplemental Information Page 7

ProLogis
Second Quarter 2008
Unaudited Financial Results
Notes to Consolidated Financial Statements (Continued)

(6)	In addition to contributions of CDFS properties, from time to time, we contribute properties from our property operations segment to unconsolidated property funds in which we have continuing interests through our equity ownership. During the three and six months ended June 30, 2008, we contributed one such property to the ProLogis Mexico Industrial Fund. During the three and six months ended June 30, 2007, we contributed 66 non -CDFS properties to ProLogis North American Industrial Fund. The gains related to the dispositions of properties from our property operations segment are included in earnings but are not included in our calculation of FFO. See Page 3a for our definition of FFO.

(7)	The operations of the properties held for sale or disposed of to third parties and the aggregate net gains recognized upon their disposition are presented as discontinued operations in our Consolidated Statements of Earnings for all periods presented. During the first half of 2008, we disposed of five properties to third parties, one of which was a CDFS property, as well as land subject to a ground lease. During the full year of 2007, we disposed of 80 properties to third parties, five of which were CDFS properties, as well as land subject to ground leases. We had one property and two properties classified as held for sale on our Consolidated Balance Sheets as of June 30, 2008 and December 31, 2007, respectively. The two properties classified as held for sale at December 31, 2007 were sold during the first quarter of 2008.

The components that are presented as discontinued operations (excluding the gains recognized upon disposition) are as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Rental income	$121	$3,911	$887	$9,666
Rental expenses	(116)	(1,601)	(494)	(3,648)
Depreciation and amortization	(155)	(1,241)	(361)	(2,968)

	$(150)	$1,069	$32	$3,050

For purposes of our Consolidated Statements of FFO, we do not segregate discontinued operations. In addition, we include the disposition proceeds and the cost of dispositions for all CDFS properties disposed of during the period in the calculation of FFO, including those classified as discontinued operations.

(8)	In connection with purchase accounting, we record all of the acquired assets and liabilities at the estimated fair values at the date of acquisition. For our taxable subsidiaries, we generally recognize the deferred tax liabilities that represent the tax effect of the difference between the tax basis carried over and the fair values of these assets at the date of acquisition. As taxable income is generated in these subsidiaries, we recognize a deferred tax benefit in earnings as a result of the reversal of the deferred tax liability previously recorded at the acquisition date and we record current income tax expense representing the entire current income tax liability. In our calculation of FFO, we only include the current income tax expense to the extent the associated income is recognized for financial reporting purposes.
Supplemental Information Page 7a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Investments in and Advances to Unconsolidated Investees
(dollars in thousands)

	June 30,	December 31,
	2008	2007

Property funds:
ProLogis European Properties	$486,435	$494,593
ProLogis European Properties Fund II	186,082	158,483
ProLogis California LLC	102,639	106,630
ProLogis North American Properties Fund I	26,746	27,135
ProLogis North American Properties Funds VI-X	110,830	113,228
ProLogis North American Properties Fund XI	28,704	30,712
ProLogis North American Industrial Fund	126,717	104,277
ProLogis North American Industrial Fund II	271,913	274,238
ProLogis North American Industrial Fund III	127,296	123,720
ProLogis Mexico Industrial Fund	98,804	38,085
ProLogis Japan Properties Fund I	91,799	87,663
ProLogis Japan Properties Fund II	181,979	189,584
ProLogis Korea Fund	20,529	6,765

Total property funds	1,860,473	1,755,113

CDFS joint ventures:
Industrial	186,321	144,549
Retail and other	365,419	338,932

Total CDFS joint ventures	551,740	483,481

Other unconsolidated investees	109,588	106,683

Total investments in and advances to unconsolidated investees	$2,521,801	$2,345,277

Land Owned and Controlled
(dollars in thousands)

	As of June 30, 2008
	Acres	Investment
Direct investment:
Land owned:
North America	6,229	$997,088
Europe	2,970	1,174,505
Asia	660	305,725

Total land owned	9,859	$2,477,318

Land controlled (under contract/option) (A):
North America	2,331
Europe	4,815
Asia	338

Total land controlled	7,484

Total direct investment	17,343

Unconsolidated investees (owned and controlled):
Property funds:
North America	51

Industrial CDFS joint ventures (B):
North America	614
Europe	6
Asia	50

Total CDFS joint ventures	670

Total unconsolidated investees	721

Total land owned and controlled	18,064

COMMENTS
(A)	Costs incurred, if any, are included in “Investments in Real Estate Assets — Other Investments” in our Consolidated Balance Sheets.

(B)	Includes land for industrial development only.
Supplemental Information Page 8

ProLogis
Second Quarter 2008
Unaudited Financial Results
Components of Net Asset Value (A)
(in thousands, except for percentages)

Income Items
	Second		ProLogis’
	Quarter 2008		Weighted Average		Pro Rata
	Pro Forma		Ownership		Annualized
	NOI (B)		Interest		Pro Forma NOI
Direct owned properties (B)	$203,073	x	100.0%	x 4	$812,292

Property funds — North America (B)	$165,104	x	28.6%	x 4	$188,879

Property funds — Asia (B)	$64,082	x	20.0%	x 4	$51,266

Actual
Second Quarter
2008
Fee income (includes all property funds)	$32,580
Gains on dispositions of CDFS business assets recognized in FFO	$200,329
Disposition proceeds not recognized in FFO, net of amounts recognized that had been previously deferred (see Page 18)	$46,682
Development management and other income	$3,374

Balance Sheet Items	-as of June 30, 2008

Investment in and advances to PEPR (based on the trading price of the units) (C)	$686,148

Investment in and advances to PEPF II (D)	$263,937

Discontinued operations — assets held for sale, net of liabilities	$6,215

Investments in unconsolidated investees, other than property funds:
CDFS joint ventures	$551,740
Other unconsolidated investees	109,588

Total investments in unconsolidated investees, other than property funds	$661,328

Investments in land and development projects:
Development projects in process	$2,122,533
Land held for development	2,477,318

Total investments in land and development projects	$4,599,851

Other assets:
Cash and cash equivalents	$523,846
Deposits, prepaid assets and other tangible assets (E)	1,361,028
Accounts and notes receivable	349,791
Our share of other tangible assets of the North American and Asian property funds (F)	73,815

Total other assets	$2,308,480

Liabilities and preferred equity:
Total liabilities, excluding discontinued operations	$(12,426,676)
Our share of third party debt of the North American and Asian property funds (F)	(2,126,738)
Our share of other third party liabilities of the North American and Asian property funds (F)	(62,728)

Total liabilities	(14,616,142)
Preferred shares	(350,000)

Total liabilities and preferred equity	$(14,966,142)

Consolidated Balance Sheets are on Page 6.
Net Asset Value Discussion
We consider Net Asset Value to be a useful tool to estimate the fair value of common shareholder equity. The assessment of the fair value of a particular segment of our business is subjective in that it involves estimates and can be performed using various methods. Therefore, we have presented the financial results and investments related to our business segments that we believe are important in calculating our Net Asset Value but have not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.
Comments are on Page 9a.
Supplemental Information Page 9

ProLogis
Second Quarter 2008
Unaudited Financial Results
Comments to Components of Net Asset Value
(in thousands)
COMMENTS
(A)	The components of Net Asset Value provided on Page 9 do not consider the potential growth in rental and fee income streams or the franchise value associated with our global operating platform.

(B)	A reconciliation of rental income and rental expenses computed under GAAP to pro forma net operating income (NOI) for purposes of the Net Asset Value calculation for us and the property funds, excluding ProLogis European Properties (PEPR) and ProLogis European Properties Fund II (PEPF II), for the three months ended June 30, 2008 is as follows (amounts in thousands). PEPR has publicly traded units and PEPF II is subject to periodic third party valuations and, therefore, separate calculations using pro forma NOI are not necessary (see comments C and D below).

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	N.A.	Mexico	Japan	Japan	ProLogis
		California	Properties	Properties	Properties	Industrial	Industrial	Industrial	Industrial	Properties	Properties	Korea
	ProLogis	LLC	Fund I	Funds VI - X	Fund XI	Fund	Fund II	Fund III	Fund	Fund I	Fund II	Fund

ProLogis’ ownership interest as of June 30, 2008	100.0%	50.0%	41.3%	20.0%	20.0%	23.2%	36.9%	20.0%	20.0%	20.0%	20.0%	20.0%

Calculation of pro forma NOI (a):
Rental income	$262,380	$22,422	$11,555	$31,623	$5,048	$53,794	$41,508	$30,345	$9,927	$23,004	$44,854	$2,276
Straight-lined rents and amortization of lease intangibles (b)	(7,663)	70	48	(1,101)	(150)	(142)	(513)	(956)	31	76	(90)	(140)
Net termination fees and adjustments (c)	(853)	—	(450)	9	—	(103)	(14)	15	—	—	—	—

Adjusted rental income	253,864	22,492	11,153	30,531	4,898	53,549	40,981	29,404	9,958	23,080	44,764	2,136

Rental expenses	(86,186)	(4,433)	(2,631)	(8,844)	(1,103)	(14,667)	(9,081)	(6,167)	(1,059)	(3,456)	(6,211)	(64)
Certain fees paid to ProLogis (d)	—	189	112	278	49	566	395	295	78	—	—	—

Adjusted rental expenses	(86,186)	(4,244)	(2,519)	(8,566)	(1,054)	(14,101)	(8,686)	(5,872)	(981)	(3,456)	(6,211)	(64)

Adjusted NOI	167,678	18,248	8,634	21,965	3,844	39,448	32,295	23,532	8,977	19,624	38,553	2,072
Other adjustments (e) (f)	35,395	—	—	—	—	5,558	—	—	2,603	—	3,694	139

Pro forma NOI	$203,073	$18,248	$8,634	$21,965	$3,844	$45,006	$32,295	$23,532	$11,580	$19,624	$42,247	$2,211

(a)	Pro forma NOI represents: (i) rental income computed under GAAP for each applicable property, including rental expense recoveries, with certain adjustments (see (b) and (c) below); (ii) less rental expenses computed under GAAP for each applicable property adjusted to exclude certain fees paid to us that have been recognized as rental expenses by the property funds (see (d) below); (iii) as adjusted to reflect CDFS business assets (completed developments and repositioned acquisitions) at a stabilized yield for the entire period (see (e) below); and (iv) as adjusted to present a full period of operations for those properties that were not stabilized for the entire period (see (f) below).

(b)	Straight-lined rents and amortization of above and below market leases are removed from rental income computed under GAAP to allow for the calculation of a cash yield.

(c)	Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by that customer’s rent leveling asset or liability, if any, that has been previously recognized under GAAP. Removing the net termination fees from rental income allows for the calculation of pro forma NOI to include only rental income that is indicative of the property’s recurring operating performance.

(d)	These miscellaneous fees are removed because they represent costs that are specific to the ownership structures of the individual property fund and are not necessarily indicative of expenses that would be incurred under other structures.

(e)	For ProLogis, the NOI generated by CDFS business assets (completed developments and repositioned acquisitions) is removed and replaced with NOI that is computed by applying each property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at June 30, 2008. NOI excludes discontinued operations, which relates to properties sold to third parties.

(f)	For ProLogis, NOI is adjusted to remove the NOI of properties contributed to the property funds. For the property funds, NOI is adjusted to reflect a full period of operations for properties that were acquired during the three-month period from ProLogis or third parties and to remove the NOI for properties disposed of during the three-month period.
(C)	At June 30, 2008, the Net Asset Value of our 24.9% equity investment in PEPR was estimated as follows (in thousands, except per unit amounts):

Number of equity units held by us on June 30, 2008	47,454
Price per unit at June 30, 2008, in euros (a)	€9.07

Total in euros	€430,408
Euro to U.S. dollar exchange rate at June 30, 2008	1.5764

Total in U.S. dollars	$678,495
Net amounts owed to us	7,653

Total Net Asset Value at June 30, 2008	$686,148

(a)	Based on the closing price of PEPR units on the Euronext Amsterdam stock exchange.
(D)	PEPF II made its first acquisition of assets in 2007. Therefore, we have estimated the Net Asset Value of our investment in PEPF II as of June 30, 2008 as follows (in thousands):

Aggregate cost of assets acquired since inception	€1,841,828
Less aggregate debt outstanding at June 30, 2008	(857,485)

Total in euros	€984,343
Euro to U.S. dollar exchange rate at June 30, 2008	1.5764

Total Net Asset Value at June 30, 2008	$1,551,718
Our direct ownership interest at June 30, 2008 (a)	17.00%

Total in U.S. dollars	$263,792
Net amounts owed to us	145

Total Net Asset Value at June 30, 2008	$263,937

(a)	This includes only our direct investment in PEPF II. In addition, we have an additional ownership interest of 7.47% through our ownership in PEPR that owns 30% of PEPF II. Our indirect ownership is included in the value of PEPR above.
(E)	These items are reflected in our Consolidated Balance Sheets as components of “Other Assets” and “Investments in Real Estate Assets — Other Investments”.

(F)	Excludes PEPR and PEPF II. See comments C and D.
Supplemental Information Page 9a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)	Total
	For the Three Months Ended June 30, 2008
EBITDA, FFO and net earnings for the property funds, combined:
Rental income	$166,074	$206,222	$70,134	$442,430
Rental expenses	(22,293)	(47,985)	(9,731)	(80,009)

Net operating income from properties	143,781	158,237	60,403	362,421
Other income (expense), net, including G&A	(6,229)	(3,056)	(3,311)	(12,596)

EBITDA of the property funds	137,552	155,181	57,092	349,825

Interest expense	(66,736)	(84,346)	(14,791)	(165,873)
Current income tax expense	(12,046)	(1,647)	—	(13,693)

FFO of the property funds	58,770	69,188	42,301	170,259

Real estate related depreciation and amortization	(39,260)	(69,351)	(18,257)	(126,868)
Unrealized gains on derivative contracts (D)	—	18,014	71,747	89,761
Other income (expense), net, including deferred tax, foreign currency and gains on disposition of non-CDFS business assets	1,572	(21)	(3,194)	(1,643)

Net earnings of the property funds	$21,082	$17,830	$92,597	$131,509

Our average ownership interest for the period (E)	22.5%	25.9%	20.0%	23.3%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$31,580	$41,710	$11,418	$84,708
Fees paid to us (F)	12,878	15,523	4,179	32,580
Amortization adjustments (G)	—	(243)	741	498

EBITDA recognized by us	$44,458	$56,990	$16,338	$117,786

Our share of the property fund’s FFO	$13,315	$17,898	$8,461	$39,674
Fees paid to us (F)	12,878	15,523	4,179	32,580
Amortization adjustments (G)	—	660	741	1,401

FFO recognized by us	$26,193	$34,081	$13,381	$73,655

Our share of the property fund’s net earnings	$4,370	$8,432	$18,520	$31,322
Fees paid to us (F)	12,878	15,523	4,179	32,580
Amortization adjustments (G)	1,570	2,427	1,234	5,231

Net earnings recognized by us	$18,818	$26,382	$23,933	$69,133

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10

ProLogis
Second Quarter 2008
Unaudited Financial Results
Unconsolidated Property Funds — Summarized Information (continued)
(in thousands of dollars, except percentages)

		North
	European	American	Asian
	Funds (A)	Funds (B)	Funds (C)	Total
	For the Six Months Ended June 30, 2008
EBITDA, FFO and net earnings(losses) for the property funds, combined:
Rental income	$308,557	$406,196	$135,237	$849,990
Rental expenses	(44,262)	(95,988)	(18,639)	(158,889)

Net operating income from properties	264,295	310,208	116,598	691,101
Other income (expense), net, including G&A	(21,507)	(22,687)	(6,511)	(50,705)

EBITDA of the property funds	242,788	287,521	110,087	640,396

Interest expense	(118,203)	(166,189)	(28,679)	(313,071)
Current income tax expense	(20,860)	(2,202)	—	(23,062)

FFO of the property funds	103,725	119,130	81,408	304,263

Real estate related depreciation and amortization	(78,915)	(135,707)	(34,652)	(249,274)
Unrealized gains (losses) on derivative contracts (D)	—	(25,200)	20,063	(5,137)
Other income (expense), net, including deferred tax and foreign currency gains and losses	2,397	249	(6,891)	(4,245)

Net earnings (losses) of the property funds	$27,207	$(41,528)	$59,928	$45,607

Our average ownership interest for the period (E)	23.1%	29.5%	20.0%	24.8%

Our share of EBITDA, FFO and net earnings of the property funds, combined:

Our share of the property fund’s EBITDA	$56,419	$81,739	$22,017	$160,175
Fees paid to us (F)	24,776	29,311	7,983	62,070
Amortization adjustments (G)	—	(470)	1,461	991

EBITDA recognized by us	$81,195	$110,580	$31,461	$223,236

Our share of the property fund’s FFO	$24,028	$35,103	$16,282	$75,413
Fees paid to us (F)	24,776	29,311	7,983	62,070
Amortization adjustments (G)	636	877	1,461	2,974

FFO recognized by us	$49,440	$65,291	$25,726	$140,457

Our share of the property fund’s net earnings (losses)	$5,927	$(11,025)	$11,986	$6,888
Fees paid to us (F)	24,776	29,311	7,983	62,070
Amortization adjustments (G)	3,803	4,789	2,506	11,098

Net earnings (losses) recognized by us	$34,506	$23,075	$22,475	$80,056

	As of June 30, 2008

Selected Balance Sheet Items of the Property Funds, combined:
Real estate owned, before depreciation	$8,060,885	$9,849,317	$4,616,050	$22,526,252

Other assets (liabilities), net	$505,477	$139,776	$(49,853)	$595,400

Total assets, before depreciation, net of other liabilities	$8,566,362	$9,989,093	$4,566,197	$23,121,652

Third party debt	$4,614,906	$5,704,586	$2,812,415	$13,131,907

Our ownership interest at end of period (H)	24.8%	27.4%	20.0%	25.0%

Our share of third party debt	$1,142,564	$1,564,255	$562,483	$3,269,302

Our share of total assets, before depreciation, net of other liabilities	$2,120,869	$2,739,110	$913,239	$5,773,218

See our Consolidated Statements of Earnings on Pages 2 and 2a, Consolidated Statements of FFO on Pages 3 and 3a, the Reconciliations of Net Earnings to FFO on Page 4 and the Reconciliations of Net Earnings to EBITDA on Page 5.
Comments are on Page 11.
Supplemental Information Page 10a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Comments to Unconsolidated Property Funds

(A)	The European funds include PEPR and PEPF II. We contributed 50 properties to PEPF II during the first and second quarters of 2008.

(B)	Included in North American funds are twelve property funds. We contributed nine properties to ProLogis Mexico Industrial Fund and 25 properties to ProLogis North American Industrial Fund during the first and second quarters of 2008.

(C)	The Asian funds include ProLogis Japan Properties Fund I, ProLogis Japan Properties Fund II and ProLogis Korea Fund. We contributed six properties to ProLogis Japan Properties Fund II during the first and second quarters of 2008.

(D)	See note 4 on Page 7 for more information on the unrealized gains/(losses) on derivative contracts.

(E)	The total average ownership is weighted based on each entity’s contribution to total FFO for the period presented.

(F)	In addition to the property and asset management fees earned by us and expensed by the property funds, we earn other fees for leasing, development and other activities performed on behalf of the property funds. Certain of these fees are capitalized by the property funds (primarily leasing and development fees). We defer an amount of the leasing and development fees we earn in an amount proportionate to our ownership interest in the property fund. The deferred fees are recognized in income in future periods by reducing depreciation expense (related to the capitalized fees) when we recognize our share of the earnings or losses of the property fund under the equity method- see note G below.

(G)	This represents adjustments to the amounts that we recognize under the equity method that are necessary to adjust for differences between our investment and the property fund’s basis in certain items, primarily arising due to deferred proceeds and fees that were not recognized when earned by us due to the deferral of amounts based on our ownership interest in the property fund. For FFO and EBITDA, deferred fees and proceeds are only recognized when the underlying asset is sold to a third party by the property fund.

(H)	The total ownership interest is a weighted average based on each entity’s contribution to total assets, before depreciation, net of other liabilities.
Supplemental Information Page 11

ProLogis
Second Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed)
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2008	2007 (A)

Stabilized Portfolio (B):
North America:
Direct Investment
Operating properties	147,775	$7,402,428	94.80%	95.20%
CDFS properties — repositioned acquisitions	4,147	263,407	69.83%	87.46%
CDFS properties — completed developments	6,093	325,075	64.99%	86.23%

Total Direct Investment — North America	158,015	7,990,910	93.00%	94.64%

CDFS joint ventures (C)	376	16,735	75.44%	100.00%
Property Funds (C):
ProLogis California LLC	14,178	696,090	98.57%	99.90%
ProLogis North American Properties Fund I	9,406	384,459	95.06%	94.71%
ProLogis North American Properties Fund VI-X	25,397	1,519,838	91.89%	92.91%
ProLogis North American Properties Fund XI	4,112	218,710	93.69%	100.00%
ProLogis North American Industrial Fund	44,135	2,602,652	97.84%	99.06%
ProLogis North American Industrial Fund II	35,592	2,156,362	94.34%	95.77%
ProLogis North American Industrial Fund III	21,199	1,526,121	97.22%	99.54%
ProLogis Mexico Industrial Fund	8,441	523,635	94.91%	100.00%

Property Funds	162,460	9,627,867	95.71%	97.15%

Total North America Stabilized Portfolio	320,851	17,635,512	94.35%	95.86%

Europe:
Direct Investment
CDFS properties — repositioned acquisitions	2,833	244,470	66.37%	73.66%
CDFS properties — completed developments	11,786	944,847	66.70%	74.64%

Total Direct Investment — Europe	14,619	1,189,317	66.64%	74.38%

Property Funds (C):
ProLogis European Properties	56,400	5,154,689	97.57%	97.33%
ProLogis European Properties Fund II	24,442	2,906,196	98.79%	99.65%

Property Funds	80,842	8,060,885	97.94%	97.69%

Total Europe Stabilized Portfolio	95,461	9,250,202	93.15%	93.00%

Asia:
Direct Investment
CDFS properties — repositioned acquisitions	2,294	116,500	99.71%	97.66%
CDFS properties — completed developments	6,163	439,050	75.80%	97.91%

Total Direct Investment — Asia	8,457	555,550	82.29%	97.84%

CDFS joint ventures (C)	4,716	112,309	98.85%	100.00%
Property Funds (C):
ProLogis Japan Properties Fund I	7,118	1,312,039	98.49%	97.87%
ProLogis Japan Properties Fund II	18,285	3,180,797	99.94%	99.96%
ProLogis Korea Fund	1,342	123,214	100.00%	100.00%

Property Funds	26,745	4,616,050	99.55%	99.29%

Total Asia Stabilized Portfolio	39,918	5,283,909	95.82%	99.08%

Total Stabilized Portfolio	456,230	$32,169,623	94.23%	95.56%

See comments on page 12a
Supplemental Information Page 12

ProLogis
Second Quarter 2008
Unaudited Financial Results
Portfolio Analysis (all operating properties owned and managed) - continued
By Geographic Area and Asset Classification
(in thousands, except for percentages)

			Leased Percentage
	Square	Current	June 30,	December 31,
	Feet	Investment	2008	2007 (A)

Operating Portfolio (D):
North America:
Stabilized properties
Direct Investment	158,015	$7,990,910	93.00%	94.64%
CDFS joint ventures and Property Funds (C)	162,836	9,644,602	95.66%	97.17%

Total North America Stabilized Properties	320,851	17,635,512	94.35%	95.86%
Prestabilized Properties
Operating properties	2,765	199,499	16.46%	39.33%
CDFS properties — repositioned acquisitions	261	12,803	0.00%	7.63%
CDFS properties — completed developments	8,298	368,841	22.21%	17.59%
CDFS joint ventures (C)	1,307	46,581	2.59%	0.00%
ProLogis North American Industrial Fund III (C)	3,428	221,450	53.58%	59.93%

Total Prestabilized Properties — North America	16,059	849,174	25.96%	28.55%

Total North America Operating Portfolio	336,910	18,484,686	91.09%	92.66%

Europe:
Stabilized properties
Direct Investment	14,619	1,189,317	66.64%	74.38%
Property Funds (C)	80,842	8,060,885	97.94%	97.69%

Total Europe Stabilized Properties	95,461	9,250,202	93.15%	93.00%
Prestabilized Properties
CDFS properties — repositioned acquisitions	—	—	—	17.99%
CDFS properties — completed developments	5,984	397,208	43.91%	39.48%

Total Prestabilized Properties — Europe	5,984	397,208	43.91%	38.45%

Total Europe Operating Portfolio	101,445	9,647,410	90.25%	88.52%

Asia:
Stabilized properties
Direct Investment	8,457	555,550	82.29%	97.84%
CDFS joint ventures and Property Funds (C)	31,461	4,728,359	99.45%	99.42%

Total Asia Stabilized Properties	39,918	5,283,909	95.82%	99.08%
Prestabilized Properties
CDFS properties — repositioned acquisitions	4,048	183,872	14.40%	0.00%
CDFS properties — completed developments	4,474	420,400	50.07%	32.03%
CDFS joint ventures (C)	485	9,970	6.12%	0.00%

Total Prestabilized Properties — Asia	9,007	614,242	31.67%	23.64%

Total Asia Operating Portfolio	48,925	5,898,151	84.01%	88.55%

Total Operating Portfolio	487,280	$34,030,247	90.20%	91.48%

COMMENTS
(A)	At December 31, 2007, the stabilized portfolio consisted of 429,493 square feet and the total operating portfolio consisted of 458,101 square feet.

(B)	We define our stabilized properties as those properties where the capital improvements, repositioning efforts, new management and new marketing programs for acquisitions or developments, and marketing programs in the case of newly developed properties, have been in effect for a sufficient period of time, generally 12 months. A property enters the stabilized pool at the earlier of 12 months or when it becomes substantially occupied, generally defined as 93%.

(C)	The current investment represents the entity’s basis in the real estate.

(D)	The total operating portfolio consists of both stabilized properties and prestabilized properties.
Supplemental Information Page 12a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Lease Expirations
Total Operating Portfolio — Lease Expirations (A)
(in thousands, except for percentages)

Direct Investment
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	17,167	$68,347	8.64%
2009	28,900	120,435	15.23%
2010	26,876	117,362	14.84%
2011	28,911	129,736	16.41%
2012	22,565	108,712	13.75%
2013	14,678	74,256	9.39%
2014	9,235	42,059	5.32%
2015	3,286	17,536	2.22%
2016	5,140	23,790	3.01%
2017	3,158	21,751	2.75%
Thereafter	11,100	66,766	8.44%

Totals	171,016	$790,750	100.00%

Property Funds and Industrial CDFS Joint Ventures
			Percentage of
	Square	Annual Base	Total Annual
	Footage	Rents (B)	Base Rents

2008 (C)	17,746	$72,904	4.61%
2009	33,924	162,277	10.26%
2010	32,653	162,883	10.30%
2011	34,868	201,345	12.73%
2012	33,214	191,346	12.10%
2013	22,641	118,838	7.51%
2014	15,063	93,950	5.94%
2015	18,350	129,732	8.20%
2016	20,781	125,268	7.92%
2017	13,894	99,745	6.31%
Thereafter	29,614	223,349	14.12%

Totals	272,748	$1,581,637	100.00%

COMMENTS
(A)	Assumes customers do not exercise renewal options.

(B)	Represents annualized base rents at lease expiration. As of June 30, 2008, the weighted average base rent per square foot was $4.43 (direct investment) and $5.39 (property funds and industrial CDFS joint ventures).

(C)	Includes leases expiring during the remainder of 2008, as well as amounts leased on a month-to-month basis.
Supplemental Information Page 13

ProLogis
Second Quarter 2008
Unaudited Financial Results
Top 25 Customers
Total Operating Portfolio — By Annualized Base Rent (A)

			Percentage of
			Annualized		Number
Rank		Customer Name	Base Rent (B)		of Leases

1	*	Deutsche Post AG (DHL)	3.31%		83
2		Matsushita Electric Indust. Co. Ltd	2.37%		18
3		Hitachi Ltd.	1.40%		24
4	*	CEVA Logistics	1.33%		32
5	*	Kuehne & Nagel	1.14%		28
6	*	Nippon Express Group	1.10%		23
7		Home Depot, Inc.	1.08%		15
8	*	Unilever	1.08%		9
9	*	NYK Group	1.03%		21
10		NOL Group (Neptune Orient Lines)	0.84%		21
11		Geodis	0.81%		20
12		Wal-Mart Stores, Inc.	0.70%		7
13		Kraft Foods, Inc.	0.69%		8
14		ASKUL Corporation	0.69%		3
15		PepsiCo	0.65%		9
16		Sanyo Electric, Ltd.	0.62%		7
17		Wincanton Logistics	0.62%		23
18		Tesco plc	0.58%		10
19	*	FedEx Corporation	0.57%		23
20		Sears Holdings Corporation	0.54%		12
21		ID Logistics France	0.48%		6
22	*	Amazon.com, Inc.	0.47%		7
23		J Sainsburys	0.46%		3
24		Shinkai Group	0.45%		8
25		Ozburn-Hessey Holding Co	0.44%		10

		Total	23.45	% (C)	430

COMMENTS
*	Customer leases space from us on three continents.

(A)	Includes customers leasing space in properties owned directly and in properties owned by property funds and industrial CDFS joint ventures.

(B)	Percentage is based on the annualized collected base rents as of June 30, 2008.

(C)	When considering only our direct investment properties, the top 25 customers represented 18.77% of our total annualized collected base rents as of June 30, 2008.
Supplemental Information Page 14

ProLogis
Second Quarter 2008
Unaudited Financial Results
Leasing Activity (A)

					Weighted
	Total Leasing Activity (B)		Turnover Costs (C)		Average
	No. of	Square	Square		Tenant
	Leases	Feet	Feet	Cost	Retention

		(in thousands)	(in thousands)
First Quarter	447	26,483	19,913	$1.12	66.9%
Second Quarter	572	34,312	22,562	$0.88	76.0%

Year to Date	1,019	60,795	42,475	$0.99	73.3%

Capital Expenditures
For the Six Months Ended June 30, 2008
(in thousands, except for percentages)

					Our
	Recurring				Ownership	Our Share of
	Capital	Tenant	Leasing	Total Capital	Percentage	Actual Capital
	Expenditures	Improvements	Commissions	Expenditures	for the Period	Expenditures

ProLogis	$13,335	$16,898	$10,879	$41,112	100.0%	$41,112

ProLogis property funds — combined	$7,872	$8,956	$10,026	$26,854	24.8%	$6,656

	$21,207	$25,854	$20,905	$67,966		$47,768

COMMENTS

(A)	Represents leasing activity for industrial and retail space in properties that are directly owned and properties that are owned by the property funds and industrial CDFS joint ventures.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development included on Page 19a.

(C)	Represents the square feet and associated costs expected to be incurred i) to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., in a new development property); ii) for a lease renewal with the same tenant; and iii) for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided represents the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover expenditures for the period.

Supplemental Information Page 15

\

ProLogis
Second Quarter 2008
Unaudited Financial Results
Same Store Analysis (A)

		Percentage Change in
	Square Footage of			Net
	Same Store	Rental	Rental	Operating	Average	Rental Rate
	Population	Income (B)	Expenses (C)	Income	Leasing (D)	Growth (E)
	(in thousands)
First Quarter	378,139	+ 6.06%	+ 15.88%	+ 3.26%	+ 1.87%	+ 6.60%
Second Quarter	377,719	+ 3.50%	+ 9.69%	+ 1.62%	+ 1.29%	+ 3.06%

Year to Date	377,719	+ 4.68%	+ 12.32%	+ 2.43%	+ 1.58%	+ 4.65%

COMMENTS

(A)	A key component of our evaluation of the operating performance of our properties, our management personnel and our individual markets is a “same store” analysis. We define our same store portfolio of properties each quarter as those properties that have been in operation throughout the full quarter in both the current and prior year and were also in operation at January 1st of the prior year. Accordingly, when a property is disposed of to a third party it will be removed from the population, but previously presented quarterly information will not be changed. Same store statistics allow us to evaluate the actual operating performance of our operating portfolio as a consistent population from period to period and eliminates the effects of changes in the composition of the portfolio on performance measures.

In order to derive an appropriate measure of period-to-period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements.

(B)	Rental income includes the amount of rental expenses that are recovered from customers under the terms of their respective lease agreements. In computing the percentage change in rental income for the same store analysis, rental income is adjusted to remove the net termination fees recognized for each period. Net termination fees generally represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement offset by the customer’s rent leveling asset that was previously recognized. Removing the net termination fees for the same store calculation allows us to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(C)	Rental expenses represent gross property operating expenses. In computing the percentage change in rental expenses for the same store analysis, rental expenses include property management expenses for our direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which our wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues).

(D)	This represents the increase in the average leased percentage for all period presented. We previously disclosed average occupancy but changed our disclosure in the second quarter 2008 to better reflect the operating metrics used by management.

(E)	This represents the increase in rental rates, on new leases signed during the period, as compared with the previous rental rates in that same space.
Supplemental Information Page 16

ProLogis
Second Quarter 2008
Unaudited Financial Results
Acquisitions and Dispositions
(in thousands, except for percentages)

		Three Months Ended
	Year to Date	June 30,	March 31,
	2008	2008	2008
Acquisitions from third parties:
Operating properties acquired by us:
Square feet	4,917	947	3,970
Total expected investment of assets acquired ($)	204,131	63,308	140,823
Percentage leased as of 6/30/08	43.95%	47.97%	42.99%

Operating properties acquired by property funds:
Square feet	3,929	3,168	761
Total expected investment of assets acquired ($)	309,728	222,623	87,105
Percentage leased as of 6/30/08	91.10%	88.96%	100.00%

Dispositions:
CDFS dispositions:
Developed and repositioned properties:
Contributions to property funds:
Square feet	23,668	13,481	10,187
Net sales proceeds ($)	2,439,904	1,182,518	1,257,386

Dispositions to third parties:
Square feet	616	70	546
Net sales proceeds ($)	83,711	11,042	72,669

Land dispositions:
Net sales proceeds ($)	15,097	4,984	10,113

Total developed and repositioned properties:
Square feet	24,284	13,551	10,733
Net sales proceeds ($)	2,538,712	1,198,544	1,340,168
Post-deferral, post-tax margins	23.6%	19.6%	27.6%

Acquired property portfolios:
Contributions to property funds:
Square feet	2,054	1,084	970
Net sales proceeds ($)	163,175	79,843	83,332
Post-deferral, post-tax margins	0.0%	0.0%	0.0%

Total CDFS dispositions:
Square feet	26,338	14,635	11,703
Net sales proceeds ($)	2,701,887	1,278,387	1,423,500
Post-deferral, post-tax margins	21.8%	18.0%	25.4%

Percentage of CDFS proceeds generated by contributions to property funds	96.3%	98.7%	94.2%

Non-CDFS dispositions:
Contributions to property funds:
Square feet	120	120	—
Net sales proceeds ($)	6,329	6,329	—
Dispositions to third parties:
Square feet	706	160	546
Net sales proceeds ($)	51,294	14,184	37,110

Total all dispositions:
Square feet	27,164	14,915	12,249
Net sales proceeds ($)	2,759,510	1,298,900	1,460,610

Dispositions by property funds:
Square feet	5	5	—
Net sales proceeds ($)	2,667	2,667	—

Supplemental Information Page 17

ProLogis
Second Quarter 2008
Unaudited Financial Results
CDFS Business Summary
(in thousands, except for percentages)
CDFS Leasing Activity

	Three Months Ended
	June 30,	March 31,	Year to Date
	2008	2008	2008

Square feet of leases signed on CDFS properties (A)	7,930	6,644	14,574
Square feet of leases signed on CDFS properties to repeat customers	2,875	2,396	5,271

Percentage to repeat customers	36.3%	36.1%	36.2%

2008 Proceeds from CDFS Dispositions/Contributions by Region

	Three Months Ended			Percentage
	June 30,	March 31,	Year to Date	of Total
Region	2008	2008	2008	Proceeds
North America:
United States	$308,185	$89,656	$397,841	14.72%
Mexico	31,120	5,646	36,766	1.36%
Canada	—	124,289	124,289	4.60%
Acquired property portfolios (B)	32,773	22,012	54,785	2.03%

	372,078	241,603	613,681	22.71%

Europe:
Southern Europe	162,888	202,811	365,699	13.54%
Northern Europe	170,866	132,286	303,152	11.22%
Central Europe	165,759	194,994	360,753	13.35%
United Kingdom	70,104	258,527	328,631	12.16%
Acquired property portfolios (B)	47,070	61,320	108,390	4.01%

	616,687	849,938	1,466,625	54.28%

Asia:
Japan	289,622	331,959	621,581	23.01%

	289,622	331,959	621,581	23.01%

CDFS proceeds before deferrals and recapture	1,278,387	1,423,500	2,701,887	100.00%

Deferral of proceeds (C)	(56,248)	(84,125)	(140,373)
Recognition of previously deferred proceeds (C)	9,566	7,370	16,936

Total CDFS proceeds	$1,231,705	$1,346,745	$2,578,450

2007 Proceeds from CDFS Dispositions/Contributions

	Three Months Ended
	June 30,	March 31,	Year
	2007	2007	to Date
CDFS proceeds before deferrals and recapture	$858,565	$782,122	$1,640,687
Deferral of proceeds (C)	(66,041)	(44,695)	(110,736)
Recognition of previously deferred proceeds (C)	—	—	—

Total CDFS proceeds	$792,524	$737,427	$1,529,951

COMMENTS
(A)	Represents the initial leasing activity in completed industrial and retail developments or repositioned acquisitions signed during the period, including industrial CDFS joint ventures.

(B)	Occasionally, we acquire a portfolio of properties with the intent of contributing the portfolio to an existing or future property fund at, or slightly above, our acquisition cost. The proceeds and related costs are presented as Acquired Property Portfolios in our Consolidated Statements of Earnings and FFO.

(C)	When we contribute properties to an entity in which we have an ownership interest, we do not recognize a portion of the proceeds in our computation of the gain resulting from the contribution, due to our continuing ownership. When a property that we originally contributed to an unconsolidated investee is disposed of to a third party, we recognize a gain during the period that the disposition occurs related to the proceeds we had previously deferred, in addition to our proportionate share of the gain or loss recognized by the entity. Further, during periods when our ownership interest in an unconsolidated investee decreases, we recognize gains to the extent that proceeds were previously deferred to coincide with our new ownership interest in the unconsolidated investee.
Supplemental Information Page 18

ProLogis
Second Quarter 2008
Unaudited Financial Results
CDFS Business Summary (Continued)
(in thousands, except for percentages)
CDFS Asset Pipeline and Leasing Status by Product Classification

	June 30, 2008
	Square	Total Expected
	Feet	Investment (A)	Leased

Completed Developments and Acquired Properties (B):
North America:
CDFS properties — repositioned acquisitions (C)	4,408	$287,512	65.69%
CDFS properties — completed developments	14,391	798,423	40.32%

Total CDFS Operating Properties — North America	18,799	1,085,935	46.27%

Europe:
CDFS properties — repositioned acquisitions (D)	2,833	266,341	66.37%
CDFS properties — completed developments	17,770	1,549,305	59.02%

Total CDFS Operating Properties — Europe	20,603	1,815,646	60.03%

Asia:
CDFS properties — repositioned acquisitions	6,342	315,274	45.25%
CDFS properties — completed developments	10,637	877,223	64.98%

Total CDFS Operating Properties — Asia	16,979	1,192,497	57.61%

Total Acquired and Developed Properties	56,381	4,094,078	54.71%

Properties Under Development — Direct Owned (B):
North America	12,005	803,957	48.36%
Europe	20,925	1,920,726	26.56%
Asia	17,658	1,609,006	12.20%

Total Properties Under Development (see Page 19a)	50,588	4,333,689	26.72%

Total CDFS Asset Pipeline — Direct Owned	106,969	$8,427,767	41.47%

Completed Properties — Industrial CDFS Joint Ventures (E):
North America	842	$31,658	20.88%
Asia	2,600	61,139	90.21%

Total Completed Properties — Industrial CDFS Joint Ventures	3,442	92,797	73.25%

Properties Under Development — Industrial CDFS Joint Ventures (F):
North America	190	6,839	100.00%
Europe	508	73,266	100.00%
Asia	1,313	54,273	3.98%

Total Properties Under Development — Industrial CDFS Joint Ventures	2,011	134,378	37.30%

Total CDFS Asset Pipeline — Industrial CDFS Joint Ventures	5,453	$227,175	59.99%

Total CDFS Asset Pipeline	112,422	$8,654,942	42.37%

CDFS Assets By Geographic Area (B)

	June 30, 2008
	Square	Total Expected
	Feet	Investment (A)	Leased
North America	31,836	$1,928,389	46.71%
Europe	42,036	3,809,638	43.85%
Asia	38,550	2,916,915	37.18%

Total CDFS Asset Pipeline	112,422	$8,654,942	42.37%

COMMENTS
(A)	Amount represents our total expected investment at the time of contribution, including the current investment and the estimated remaining costs. The remaining costs may include construction costs, tenant improvements and leasing commissions, depending on the status of the property. In previous disclosures, we included only our current investment for completed properties. This change has no impact on financial results, but we believe it represents a more accurate reflection of our pipeline.

(B)	Includes industrial, retail and mixed use properties.

(C)	Repositioned acquisitions in North America include remaining properties from a portfolio of industrial properties in Mexico that we acquired in June 2006 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 1.1 million square feet and have a total remaining investment of approximately $66.2 million.

(D)	Repositioned acquisitions in Europe include remaining properties from a portfolio of industrial properties in Central Europe that we acquired in February 2007 with the intent to contribute to a property fund at or slightly above our cost. The properties aggregate 1.3 million square feet and have a total remaining investment of approximately $139.4 million.

(E)	Represents our proportionate share of the square footage and investment in completed industrial properties held in CDFS joint ventures in which we have an approximate ownership interest of 50% in each joint venture.

(F)	Represents our proportionate share of the square footage and investment in industrial properties under development in CDFS joint ventures. See detail on Page 19b.
Supplemental Information Page 18a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Development Summary
ProLogis and Unconsolidated CDFS Joint Ventures
(in thousands, except for cost per square foot and percentages)

	Year to Date	June 30,	March 31,
	2008	2008	2008

Development Starts:
Industrial — ProLogis (A):
Square feet	22,475	11,609	10,866
Total expected investment ($)	1,890,708	1,006,288	884,420
Industrial — CDFS Joint Ventures (B):
Square feet	252	190	62
Total expected investment ($)	9,604	6,839	2,765
Subtotal Industrial:
Square feet	22,727	11,799	10,928
Total expected investment ($)	1,900,312	1,013,127	887,185
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	—	—	—
CDFS Joint Ventures — total expected investment ($) (D):	42,419	—	42,419

Subtotal Retail and Mixed Use- Total expected investment ($):	42,419	—	42,419

Grand Total — Total expected investment ($):	1,942,731	1,013,127	929,604

Development Completions:
Industrial — ProLogis (A):
Square feet	20,847	10,412	10,435
Total expected investment ($)	1,696,211	828,276	867,935
Industrial — CDFS Joint Ventures (B):
Square feet	311	—	311
Total expected investment ($)	15,292	—	15,292
Subtotal Industrial:
Square feet	21,158	10,412	10,746
Total expected investment ($)	1,711,503	828,276	883,227
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)	3,299	—	3,299
CDFS Joint Ventures — total expected investment ($) (D):	22,344	8,395	13,949

Subtotal Retail and Mixed Use- Total expected investment ($):	25,643	8,395	17,248

Grand Total — Total expected investment ($):	1,737,146	836,671	900,475

Under Development as of End of Period:
Industrial — ProLogis (A):
Square feet		50,288	49,043
Total expected investment ($)		4,280,916	4,047,454
Industrial — CDFS Joint Ventures (B):
Square feet		2,011	1,640
Total expected investment ($)		134,378	125,714
Subtotal Industrial:
Square feet		52,299	50,683
Total expected investment ($)		4,415,294	4,173,168
Cost per square foot ($)		84.42	82.34
Retail and Mixed Use:
ProLogis — total expected investment ($) (C)		52,773	52,773
CDFS Joint Ventures — total expected investment ($) (D):		302,713	309,791

Subtotal Retail and Mixed Use- Total expected investment ($):		355,486	362,564

Grand Total — Total expected investment ($):		4,770,780	4,535,732

COMMENTS
(A)	Detailed information is provided on Page 19a.

(B)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture. See Page 19b.

(C)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis. See Page 19b.

(D)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest). See Page 19b.
Supplemental Information Page 19

ProLogis
Second Quarter 2008
Unaudited Financial Results
Development Summary — ProLogis (A)
(in thousands, except for cost per square foot and percentages)

	June 30,	March 31,	December 31,	September 30,
	2008	2008	2007	2007

Development Starts:
North America:
Square feet	2,693	1,583	6,045	4,054
Total expected investment ($)	163,072	113,304	468,639	232,314
Cost per square foot ($)	60.55	71.58	77.53	57.30
Europe:
Square feet	5,423	4,971	11,016	5,284
Total expected investment ($)	456,824	384,496	1,001,335	357,175
Cost per square foot ($)	84.24	77.35	90.90	67.60
Asia:
Square feet	3,493	4,312	5,268	2,295
Total expected investment ($)	386,392	386,620	338,179	187,421
Cost per square foot ($)	110.62	89.66	64.19	81.66
Total:
Square feet	11,609	10,866	22,329	11,633
Total expected investment ($)	1,006,288	884,420	1,808,153	776,910
Cost per square foot ($)	86.68	81.39	80.98	66.79

Development Completions:
North America:
Square feet	3,314	2,319	4,337	2,464
Total expected investment ($)	260,339	126,144	216,453	151,438
Cost per square foot ($)	78.56	54.40	49.91	61.46
Leased percentage at completion (B)	7.02%	47.59%	15.30%	46.38%
Leased percentage as of 06/30/08		62.00%	34.99%	41.98%
Europe:
Square feet	5,366	5,185	4,115	3,697
Total expected investment ($)	429,243	409,088	399,258	293,798
Cost per square foot ($)	79.99	78.90	97.03	79.47
Leased percentage at completion (B)	73.51%	69.87%	64.15%	65.75%
Leased percentage as of 06/30/08		83.61%	80.22%	88.31%
Asia:
Square feet	1,732	2,931	1,764	1,293
Total expected investment ($)	138,694	332,703	68,253	64,448
Cost per square foot ($)	80.08	113.51	38.69	49.84
Leased percentage at completion (B)	44.68%	60.05%	49.94%	58.37%
Leased percentage as of 06/30/08		70.88%	86.06%	86.46%
Total:
Square feet	10,412	10,435	10,216	7,454
Total expected investment ($)	828,276	867,935	683,964	509,684
Cost per square foot ($)	79.55	83.18	66.95	68.38
Leased percentage at completion (B)	47.55%	41.66%	58.19%	37.81%
Leased percentage as of 06/30/08		76.17%	62.92%	71.33%

Under Development as of End of Period:
North America:
Square feet	11,705	12,328	13,061	11,352
Total expected investment ($)	751,184	848,451	870,552	617,138
Cost per square foot ($)	64.18	68.82	66.65	54.36
Leased percentage as of 06/30/08	47.30%
Europe:
Square feet	20,925	20,852	21,067	14,362
Total expected investment ($)	1,920,726	1,878,316	1,765,652	1,163,353
Cost per square foot ($)	91.79	90.08	83.81	81.00
Leased percentage as of 06/30/08	26.88%
Asia:
Square feet	17,658	15,863	14,393	10,893
Total expected investment ($)	1,609,006	1,320,687	1,242,925	970,940
Cost per square foot ($)	91.12	83.26	86.36	89.13
Leased percentage as of 06/30/08	11.65%
Total:
Square feet	50,288	49,043	48,521	36,607
Total expected investment ($)	4,280,916	4,047,454	3,879,129	2,751,431
Cost per square foot ($)	85.13	82.53	79.95	75.16
Leased percentage as of 06/30/08	26.28%

Construction in Progress (C):
North America ($)	426,673	478,742	533,826	279,763
Europe ($)	961,246	926,242	766,197	540,513
Asia ($)	734,614	501,351	686,262	422,083

Total Construction in Progress ($)	2,122,533	1,906,335	1,986,285	1,242,359

COMMENTS
(A)	Includes ProLogis’ development activity of industrial distribution properties. See also Page 19b for additional development activity.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	Includes construction in progress for industrial, retail and mixed use properties.
Supplemental Information Page 19a

ProLogis
Second Quarter 2008
Unaudited Financial Results
Development Summary — Unconsolidated Industrial CDFS Joint Ventures and Retail
(in thousands, except for percentages)

	June 30,	March 31,	December 31,	September 30,
	2008	2008	2007	2007

Industrial CDFS Joint Ventures (A)
Development Starts:
North America:
Square feet	190	—	—	—
Total expected investment ($)	6,839	—	—	—
Europe:
Square feet	—	—	508	—
Total expected investment ($)	—	—	34,111	—
Asia:
Square feet	—	62	1,101	305
Total expected investment ($)	—	2,765	44,826	10,470
Total:
Square feet	190	62	1,609	305
Total expected investment ($)	6,839	2,765	78,937	10,470

Development Completions:
North America:
Square feet	—	180	474	—
Total expected investment ($)	—	8,657	12,447	—
Leased percentage as of 06/30/08	—	18.82%	0.00%	—
Asia:
Square feet	—	131	346	55
Total expected investment ($)	—	6,635	14,294	1,827
Leased percentage as of 06/30/08	—	23.72%	66.10%	50.19%
Total:
Square feet	—	311	820	55
Total expected investment ($)	—	15,292	26,741	1,827
Leased percentage as of 06/30/08	—	20.88%	27.89%	50.19%

Retail and Mixed Use — ProLogis and CDFS Joint Ventures
Development Starts:
ProLogis (B):
Square feet	—	—	308	—
Total expected investment ($)	—	—	56,073	—
CDFS Joint Ventures (C):
Square feet	—	399	840	—
Total expected investment ($)	—	42,419	113,266	—
Total:
Square feet	—	399	1,148	—
Total expected investment ($)	—	42,419	169,339	—

Development Completions:
ProLogis (B):
Square feet	—	8	—	—
Total expected investment ($)	—	3,299	—	—
Leased percentage as of 06/30/08	—	77.40%	—	—
CDFS Joint Ventures (C):
Square feet	94	118	44	357
Total expected investment ($)	8,395	13,949	2,861	29,679
Leased percentage as of 06/30/08	97.59%	86.59%	96.86%	92.98%
Total:
Square feet	94	126	44	357
Total expected investment ($)	8,395	17,248	2,861	29,679
COMMENTS

(A)	Represents our proportionate share of the development activity of our industrial CDFS joint ventures operating in North America, Europe and Asia, in which we have an approximate ownership interest of 50% in each joint venture.

(B)	Represents retail and mixed use development activity of Catellus Development Group, a wholly owned and consolidated subsidiary of ProLogis.

(C)	Represents our proportionate share of the development activity of our retail and other CDFS joint ventures operating in Europe (25% ownership interest) and Asia (30% ownership interest).
Supplemental Information Page 19b

ProLogis
Second Quarter 2008
Unaudited Financial Results
Capital Structure
(in thousands, except per share amounts)
Debt Outstanding as of June 30, 2008

			Principal Maturities
			of Direct Debt
Principal Outstanding			(excluding lines of credit)

Direct Debt:
Senior notes:
Floating Rate Notes due 2009	$250,000		2008	$16,170
7.30% Notes due 2009	25,000		2009	807,743
7.875% Notes due 2009	9,375		2010	559,324
8.72% Notes due 2009	18,750		2011	598,383
5.25% Notes due 2010	500,000		2012	3,074,734
4.375% Euro Notes due 2011	541,835		2013	937,518
5.50% Notes due 2012	450,000		2014	66,381
5.50% Notes due 2013	300,000		2015	556,601
5.625% Notes due 2015	400,000		2016	1,134,520
7.81% Notes due 2015	100,000		2017	106,122
9.34% Notes due 2015	50,000		Thereafter	777,696
5.625% Notes due 2016	550,000		Less: discount, net	(8,145)

5.75% Notes due 2016	400,000			$8,627,047

8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
6.625% Notes due 2018	600,000	(A)
Less: discount	(10,991)

Total senior notes	4,333,969

Other unsecured debt — floating rate	461,317
Convertible senior notes - 2.25% due 2037	1,233,630	(B)
Convertible senior notes - 1.875% due 2037	1,103,419	(B)
Convertible senior notes - 2.625% due 2038	544,661	(A)(B)
Fixed rate secured debt	919,187
Assessment bonds	30,864
Lines of credit (see Page 21)	2,162,153

Total direct debt	10,789,200

Our share of third party debt of unconsolidated investees:
Property funds	3,269,302
CDFS joint ventures	299,153
Other unconsolidated investees	42,135

	3,610,590

Total	$14,399,790

Market Capitalization as of June 30, 2008

		Market
	Shares	Price at
	or Equivalents	June 30,	Market Value
	Outstanding	2008	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$50.01	$100,020
6.75% Series F Cumulative Redeemable Preferred Shares	5,000	$21.40	107,000
6.75% Series G Cumulative Redeemable Preferred Shares	5,000	$20.90	104,500

	12,000		311,520

Common Shares	262,473	$54.35	14,265,408
Convertible limited partnership units (5,052 units)	5,053	$54.35	274,631

	267,526		14,540,039

Total equity			14,851,559
Total debt (including our share of third party debt of unconsolidated investees)			14,399,790

Total market capitalization (including our share of third party debt of unconsolidated investees)			$29,251,349

COMMENTS

(A)	We issued these notes in the second quarter of 2008. Proceeds were used to repay a portion of the outstanding balance under our lines of credit, $346 million of secured debt that was scheduled to mature in November 2008 and for general corporate purposes. The convertible notes are convertible at the holder’s option and redeemable at our option after May 2013, and in limited circumstances before then.

(B)	The convertible notes are convertible at the holder’s option and redeemable at our option after five years, for the principal amount plus accrued and unpaid interest, and have therefore been reflected to mature in 2012 and 2013 in the schedule of debt maturities.
Supplemental Information Page 20

ProLogis
Second Quarter 2008
Unaudited Financial Results
Debt Analysis
Revolving Lines of Credit
(in thousands, except for percentages)

		Outstanding at			Weighted
	Total	June 30,	Remaining		Average
	Commitment	2008	Capacity		Interest Rate (A)

Global Line (B)	$3,836,167	$2,162,153	$1,674,014	(D)	2.99%
Other (C)	68,909	—	68,909	(E)	—

	$3,905,076	$2,162,153	$1,742,923		2.99%

Weighted Average Interest Rates and Term to Maturity

		Weighted	Weighted Average
		Average	Term to Maturity
	% of Debt	Interest Rate (A)	(in years) (F)

Lines of credit	20.04%	2.99%	n/a
Senior notes	40.17%	5.60%	6.6
Other unsecured debt	4.27%	4.79%	1.5
Convertible senior notes	26.71%	2.18%	4.5
Secured debt	8.52%	6.76%	8.2
Assessment bonds	0.29%	3.45%	9.6

Total direct debt	100.00%	4.22%	5.8
Financial Ratios

	Six Months Ended	Year Ended
	June 30, 2008	December 31, 2007

Interest coverage ratio (G)	5.1	4.6
Fixed charge coverage ratio (H)	4.7	4.3
Total debt to total book assets (including our share of unconsolidated investees) (see Pages 1 and 20)	58.6%	59.5%
Total debt to total market capitalization (including our share of unconsolidated investees) (see Page 20)	49.2%	44.4%
COMMENTS
(A)	Represents the weighted average interest rates using local currency rates on borrowings that were outstanding at June 30, 2008.

(B)	Represents a global senior credit facility through a syndicate of banks (“Global Line”). The total commitment fluctuates in U.S. dollars based on the underlying currencies.

(C)	This facility represents a total commitment of 35 million British pounds sterling.

(D)	Excludes letters of credit outstanding with the lending banks aggregating $140.1 million at June 30, 2008.

(E)	Excludes letters of credit outstanding with the lending bank aggregating $38.3 million at June 30, 2008.

(F)	Calculated through final maturity for debt outstanding at June 30, 2008, other than the convertible senior notes. These notes are convertible at the holders option and redeemable at our option after five years from issuance and, in limited circumstances, before then.

(G)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by interest expense (interest expense is net of capitalized interest and amortization of loan costs).

(H)	Calculated as FFO as defined on Page 3a before impairment charges, preferred dividends, interest expense and minority interest, divided by combined interest expense (interest expense is net of capitalized interest and amortization of loan costs) and preferred dividends.
Supplemental Information Page 21

ProLogis
Second Quarter 2008
Unaudited Financial Results
Geographic Distribution Based on Square Footage
Operating Properties — Owned Directly by ProLogis and Owned by the Property Funds and Industrial CDFS Joint Ventures

North America	%		%

United States		Mexico

Atlanta	3.92	Guadalajara	0.13
Austin	0.50	Hermosillo	0.07
Baltimore	0.72	Juarez	0.45
Central Valley (California)	1.28	Matamoros	0.06
Charlotte	1.39	Mexico City	0.76
Chicago	4.92	Monterrey	0.49
Cincinnati	1.58	Nogales	0.03
Columbus	2.41	Nuevo Laredo	0.02
Dallas/Fort Worth	4.65	Reynosa	0.68
Denver	1.43	Saltillo	0.01
El Paso	0.77	Tijuana	0.60

Greenville	0.55
Houston	2.23	Total Mexico	3.30%

I-81 Corridor (E. Pennsylvania)	4.55
Indianapolis	2.32
Inland Empire (Southern		Canada
California)	6.15	Toronto	0.37%
Las Vegas	1.37
Los Angeles	2.94	Total North America	69.05%
Louisville	1.12
Memphis	1.86
Nashville	1.16
New Jersey	3.88
Orlando	0.63
Phoenix	0.73
Portland	0.76
Reno	3.36
Salt Lake City	0.46
San Antonio	1.52
San Francisco-East Bay	1.14
San Francisco-South Bay	1.21
Seattle	0.24
South Florida	1.05
St. Louis	0.59
Tampa	0.85
Washington D.C.	0.80
other non-target	0.34

Total United States	65.38%

Europe	%

Belgium	0.22
Czech Republic	0.96
France	4.77
Germany	2.02
Hungary	0.90
Italy	1.67
Netherlands	1.34
Poland	3.49
Romania	0.12
Slovakia	0.63
Spain	0.88
Sweden	0.37
United Kingdom	3.52

Total Europe	20.89%

Asia	%

China	3.63
Japan	6.11
Korea	0.32

Total Asia	10.06%

Supplemental Information Page 22